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                                                                      EXHIBIT 11

                         THERMO BIOANALYSIS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

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                                                       YEAR ENDED                             NINE MONTHS ENDED
                                      --------------------------------------------     -------------------------------
                                      JANUARY 1,     DECEMBER 31,     DECEMBER 30,     SEPTEMBER 30,     SEPTEMBER 28,
                                         1994            1994             1995             1995              1996
                                      ----------     ------------     ------------     -------------     -------------
COMPUTATION OF PRIMARY EARNINGS
  (LOSS) PER SHARE:
Net Income (Loss)(a)................  $2,538,000      $2,400,000       $2,514,000        $1,938,000       $(1,896,000)
                                      ----------      ----------       ----------        ----------       -----------
Shares:
  Weighted average shares
    outstanding.....................   6,500,000       6,500,000        7,693,637         7,557,684         8,134,467
  Add: Shares issuable from assumed
    exercise of options (as
    determined by the application of
    the treasury stock method)......     117,450         117,450          117,450           117,450            78,300
                                      ----------      ----------       ----------        ----------       -----------
  Weighted average shares, as
    adjusted(b).....................   6,617,450       6,617,450        7,811,087         7,675,134         8,212,767
                                      ----------      ----------       ----------        ----------       -----------
Primary Earnings (Loss) per Share
  (a)/(b)...........................  $      .38      $      .36       $      .32       $       .25       $      (.23)
                                      ==========      ==========       ==========       ===========       ===========
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